Exhibit 23.1

WILLIAMSON PETROLEUM CONSULTANTS, INC.

550 WEST TEXAS AVENUE, SUITE 300

MIDLAND, TEXAS 79701-4246

PHONE: 432-685-6100

FAX: 432-685-3900

E-MAIL: WPC@WPC.INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of the name Williamson Petroleum Consultants, Inc. and to the inclusion of and references to our reports or information contained therein, effective December 31, 2002 and dated March 31, 2003; effective December 31, 2003 and dated February 10, 2004; effective December 31, 2004 and dated February 10, 2005; and our letter of preliminary reserves dated December 9, 2005, prepared for Warren Resources Inc., in the preliminary prospectus supplement to be filed on or about December 12, 2005 and deemed part of and included in the Form S-3 of Warren Resources, Inc. (Registration No. 333-130109):

/s/ Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
December 9, 2005